                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                      PROXY STATEMENT PURSUANT TO SECTION
                            14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            ABERCROMBIE & FITCH CO.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                            ABERCROMBIE & FITCH CO.
                                6301 FITCH PATH
                             NEW ALBANY, OHIO 43054
                                 (614) 283-6500

                                                                  April 19, 2002

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders to be held at 10:00 a.m., local time in Columbus, Ohio, on Thursday, May 23, 2002, at our executive offices located at 6301 Fitch Path, New Albany, Ohio 43054. I hope that you will all be able to attend and participate in the annual meeting, at which time I will have the opportunity to review the business and operations of our company.

     The formal Notice of Annual Meeting of Stockholders and Proxy Statement are attached, and the matters to be acted upon by our stockholders are described in the Notice of Annual Meeting of Stockholders. Our Investor Relations telephone number is (614) 283-6500 should you require assistance in finding the location of the annual meeting.

     It is important that your shares be represented and voted at the annual meeting. Accordingly, after reading the attached Proxy Statement, please sign, date and return the enclosed form of proxy. Alternatively, you may vote electronically through the Internet or by telephone in accordance with the instructions on your form of proxy. Your vote is important regardless of the number of shares you own.

                                         Sincerely yours,

                                         /s/ Michael S. Jeffries
                                         Michael S. Jeffries
                                         Chairman and Chief Executive Officer

                            ABERCROMBIE & FITCH CO.
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 2002

                                                                  April 19, 2002

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Abercrombie & Fitch Co. (the "Company"), will be held at the executive offices of the Company located at 6301 Fitch Path, New Albany, Ohio 43054, on Thursday, May 23, 2002, at 10:00 a.m., local time in Columbus, Ohio, for the following purposes:

     1. To elect three directors to serve for terms of three years each.

     2. To consider and vote upon a proposal to re-approve the material terms of the performance goals under the Abercrombie & Fitch Co. Incentive Compensation Performance Plan.

     3. To transact any other business which properly comes before the annual meeting or any adjournment.

     Only stockholders of record, as shown by the transfer books of the Company, at the close of business on March 28, 2002, are entitled to notice of and to vote at the annual meeting.

                                         By Order of the Board of Directors,

                                         /s/ Michael S. Jeffries
                                         Michael S. Jeffries
                                         Chairman and Chief Executive Officer

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. ALTERNATIVELY, YOU MAY ENSURE YOUR SHARES ARE VOTED AT THE ANNUAL MEETING BY SUBMITTING YOUR INSTRUCTIONS ELECTRONICALLY VIA THE INTERNET OR TELEPHONICALLY. PLEASE SEE THE PROXY STATEMENT AND FORM OF PROXY FOR DETAILS ABOUT ELECTRONIC VOTING. IF YOU LATER DECIDE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                            ABERCROMBIE & FITCH CO.
                                6301 FITCH PATH
                             NEW ALBANY, OHIO 43054
                                 (614) 283-6500

                                PROXY STATEMENT

                              DATED APRIL 19, 2002

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 23, 2002

     This proxy statement is being furnished to stockholders of Abercrombie & Fitch Co. (the "Company") in connection with the solicitation of proxies by the board of directors of the Company for use at the annual meeting of stockholders to be held on Thursday, May 23, 2002, or any adjournment. The annual meeting will be held at 10:00 a.m., local time in Columbus, Ohio, at the Company's executive offices located at 6301 Fitch Path, New Albany, Ohio 43054. This proxy statement and the accompanying form of proxy were first sent or given to stockholders on or about April 19, 2002.

     A form of proxy for use at the annual meeting accompanies this proxy statement and is solicited by the board of directors of the Company. You may ensure your representation by completing, signing, dating and promptly returning the enclosed form of proxy. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, stockholders holding shares registered directly with the Company's transfer agent, National City Bank, may appoint proxies to vote electronically via the Internet or by using the toll-free telephone number stated on the form of proxy. The deadline for transmitting voting instructions electronically via the Internet or telephonically is 11:59 p.m., local time in Columbus, Ohio, on May 22, 2002. The Internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been properly recorded. Stockholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that will be borne by such stockholders.

     Stockholders holding shares in "street name" with a broker, bank or other holder of record should review the information provided to them by the holder of record. This information will set forth the procedures to be followed in instructing the holder of record how to vote the "street name" shares and how to revoke previously given instructions.

     You may revoke your proxy at any time before it is actually voted at the annual meeting by giving notice of revocation to the Company in writing, by accessing the Internet site, by using the toll-free number stated on the form of proxy or in open meeting (but only if you are the registered stockholder). You may also change your vote by executing and returning to the Company a later-dated proxy, by a later-dated vote through the Internet site, by using the toll-free telephone number stated on the form of proxy, or by voting at the open meeting. Attendance at the annual meeting will not, in itself, constitute revocation of your proxy.

     All properly executed proxies received by the board of directors, and properly authenticated electronic votes recorded through the Internet or by telephone, will be voted as directed by the stockholders. All properly executed proxies and properly authenticated electronic votes received by the board of directors which do not specify how shares should be voted will be voted "FOR" the election as directors of the nominees listed below under "ELECTION OF DIRECTORS" and "FOR" re-approval of the material terms of the performance goals under the Abercrombie & Fitch Co. Incentive Compensation Performance Plan.

     The expense of preparing, assembling, printing and mailing the proxy materials used in the solicitation of proxies by the board of directors will be paid by the Company. In addition to the use of the mails, solicitation may be made by associates of the Company by telephone, mailgram, facsimile, telegraph, cable and personal contact. The Company has retained Georgeson Shareholder Communications Inc., New York, New York, to aid in the solicitation of proxies with respect to shares held by brokerage houses, custodians, fiduciaries and other nominees for a fee of approximately $5,500, plus expenses. The Company will reimburse its transfer agent, banks, brokers, and other custodians, nominees and fiduciaries for their reasonable costs in sending proxy materials to stockholders.

     Our annual report to stockholders for the fiscal year ended February 2, 2002 (the "2001 fiscal year") is being delivered with this proxy statement.

                            VOTING AT ANNUAL MEETING

     The shares entitled to vote at the annual meeting consist of shares of the Class A Common Stock, par value $.01 per share (the "Common Stock"), of the Company, with each share entitling the holder of record to one vote. There are no cumulative voting rights in the election of directors. At the close of business on March 28, 2002, the record date for the annual meeting, there were outstanding 99,035,648 shares of Common Stock. A quorum for the annual meeting is one-third of the outstanding shares of Common Stock.

     The results of stockholder voting will be tabulated by the inspectors of election appointed for the annual meeting. Shares of Common Stock represented by properly executed proxies returned to the Company prior to the Annual Meeting or represented by properly authenticated electronic votes recorded through the Internet or by telephone will be counted toward the establishment of a quorum for the annual meeting even though they are marked "ABSTAIN" or "AGAINST" or to withhold authority on one or more or all matters or are not marked at all. Broker non-votes count toward the establishment of a quorum for the annual meeting.

                          PRINCIPAL HOLDERS OF SHARES

     The following table furnishes information regarding the beneficial ownership of shares of Common Stock by each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock as of March 28, 2002 (unless otherwise indicated):

                  NAME AND ADDRESS                    AMOUNT AND NATURE OF
                OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP   PERCENT OF CLASS(1)
                -------------------                   --------------------   --------------------
FMR Corp.                                                  8,754,427(2)              8.8%
82 Devonshire Street
Boston, MA 02109(2)


J. P. Morgan Chase & Co.                                   7,538,478(3)              7.6%
270 Park Avenue
New York, NY 10017(3)


Mellon Financial Corporation                               6,351,385(4)              6.4%
One Mellon Center
Pittsburgh, PA 15258(4)

---------------

(1) The percent of class is based on 99,035,648 shares of Common Stock outstanding on March 28, 2002.

(2) Based on information contained in filings with the Securities and Exchange Commission (the latest of which is dated February 14, 2002), as of December 31, 2001, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and registered investment adviser, was the beneficial owner of 8,587,230 shares of Common Stock of the Company as a result of acting as investment adviser to various registered investment companies (the "Fidelity Funds"). Each of Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Fidelity Funds has sole power to dispose of the 8,587,230 shares of Common Stock owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Fidelity has the same address as FMR Corp.

    Fidelity Management Trust Company, a wholly-owned bank subsidiary of FMR Corp., was the beneficial owner of 111,870 shares of Common Stock of the Company as a result of its serving as investment manager of institutional account(s). Each of Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, has sole dispositive power over and sole power to vote or to direct the voting of 111,870 shares of Common Stock owned by the institutional account(s) as reported above. Fidelity Management Trust Company has the same address as FMR Corp.

    Strategic Advisers, Inc., a wholly-owned subsidiary of FMR Corp. and registered investment adviser which has the same address as FMR Corp., provides investment advisory services to individuals. Strategic Advisers, Inc. does not have sole power to vote or direct the voting of certain securities held for clients and has sole dispositive power over such securities. As such, FMR Corp.'s beneficial ownership includes 27 shares of Common Stock of the Company beneficially owned through Strategic Advisers, Inc.

    Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power. Mr. Johnson 3d owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a director of FMR Corp. The

    Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

    Fidelity International Limited ("FIL"), Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies (the "International Funds") and certain institutional investors. FIL was the beneficial owner of 55,300 shares of Common Stock of the Company. FIL has sole voting power and sole dispositive power as to these shares.

    A partnership controlled by Edward C. Johnson 3d and members of his family owns shares of FIL voting stock with the right to cast approximately 39.89% of the total votes which may be cast by all holders of FIL voting stock. Mr. Johnson 3d is Chairman of FMR Corp. and FIL. FMR Corp. and FIL are of the view that they are not acting as a "group" for purposes of Section 13(d) under the Securities Exchange Act of 1934 and that they are not otherwise required to attribute to each other the beneficial ownership of securities beneficially owned by the other corporation within the meaning of Rule 13d-3 promulgated under the Exchange Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of
    Section 13(d). However, FMR Corp. has voluntarily made its filings as if all of the shares are beneficially owned by FMR Corp. and FIL on a joint basis.

(3) Based on information contained in filings with the SEC (the latest of which is dated February 11, 2002), as of December 31, 2001, J. P. Morgan Chase & Co., the parent holding company for JP Morgan Chase Bank, JP Morgan Trust Co., N.A., J. P. Morgan Investment Management, Inc. and Robert Fleming Holdings Ltd., had sole power to vote or direct the vote as to 5,954,498 shares of Common Stock, shared power to vote or direct the vote as to 350 shares, sole power to dispose or direct the disposition as to 7,240,176 shares and shared power to dispose or direct the disposition as to 298,302 shares.

(4) Based on information contained in a filing with the SEC dated January 16, 2002, as of December 31, 2001, Mellon Financial Corporation, the parent holding company of Boston Safe Deposit and Trust Company, Mellon Bank, N.A. (and its subsidiaries), Mellon Trust of California, Boston Safe Advisors, Inc., Dreyfus Investment Advisors, Inc., Founders Asset Management LLC, Franklin Portfolio Associates LLC, Mellon Capital Management Corporation, The Dreyfus Corporation (and its subsidiaries), The Boston Company Asset Management, LLC, Standish Mellon Asset Management LLC, MBC Investments Corporation (and its subsidiaries) and The Boston Company, Inc. (and its subsidiaries), had sole power to vote or direct the vote as to 4,820,891 shares of Common Stock, shared power to vote or direct the vote as to 345,300 shares, sole power to dispose or direct the disposition as to 6,030,127 shares and shared power to dispose or direct the disposition as to 269,020 shares. All of the shares of Common Stock are beneficially owned by Mellon Financial Corporation and its direct and indirect subsidiaries in their various fiduciary capacities.

                             ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS

     Three members of the board of directors of the Company will be elected at the annual meeting. Directors elected at the annual meeting will hold office for a three-year term expiring at the annual meeting of stockholders in 2005 or until their successors are elected and qualified. The nominees of the board of directors are identified below. The individuals named as proxies in the accompanying form of proxy intend to vote the shares of Common Stock represented by the proxies received under this solicitation for the nominees named below, unless otherwise instructed on the form of proxy. If any nominee who would otherwise receive the required number of votes becomes unable or unwilling to serve as a director, the individuals designated as proxy holders reserve full discretion to vote the shares of Common Stock represented by the proxies for the election of the remaining nominees and for the election of any substitute nominee designated by the board of directors. The board of directors has no reason to believe that any nominee of the board will be unavailable or unable to serve as a director if elected.

     The three nominees receiving the highest number of votes will be elected as directors. Shares of Common Stock as to which the authority to vote is withheld and broker non-votes will not be counted toward the election of directors or toward the election of the individual nominees specified on the form of proxy. Proxies may not be voted for more than three nominees.

BUSINESS EXPERIENCE

Nominees of the Board of Directors for Election at the 2002 Annual Meeting

RUSSELL M. GERTMENIAN          Mr. Gertmenian has been a partner of Vorys, Sater, Seymour and Pease LLP since 1979 and currently serves as a member
                               of the firm's Executive Committee. Vorys, Sater, Seymour
                               and Pease LLP rendered legal services to the Company during the 2001 fiscal year and continues to do so. Mr. Gertmenian is also a director of AirNet Systems, Inc. and Liqui-Box
                               Corporation.

ARCHIE M. GRIFFIN              Mr. Griffin has been Associate Director of Athletics at The
                               Ohio State University, Columbus, Ohio, since 1994. Prior
                               thereto, he served more than nine years in various
                               positions within the Athletic and Employment Services
                               Departments at The Ohio State University. Mr. Griffin is
                               also a director of Motorists Mutual Insurance Group and a
                               Trustee for Diamond Hill Funds.

SAM N. SHAHID, JR.             Mr. Shahid has been President and Creative Director of
                               Shahid & Company, Inc., an advertising and design agency,
                               since 1993. Prior thereto, he had served as Vice President and Creative Director of Banana Republic Advertising (an
                               in-house agency for Banana Republic) and Vice President and
                               Creative Director of CRK Advertising (an in-house agency
                               for Calvin Klein). Shahid & Company, Inc. has provided
                               advertising and design services for the Company since 1995.
                               Fees paid to Shahid & Company, Inc. by the Company for
                               services provided during the 2001 fiscal year were
                               approximately $1.8 million.

Directors Whose Terms Continue until the 2003 Annual Meeting

MICHAEL S. JEFFRIES            Mr. Jeffries has been Chairman of the Board of the Company since May 1998 and has been Chief Executive Officer of the
                               Company since February 1992. Prior to May 1998, Mr.
                               Jeffries held the title of President of the Company.

JOHN W. KESSLER                Mr. Kessler has been the owner of John W. Kessler Company, a real estate development company, since 1972; Chairman of
                               The New Albany Company, a real estate development company, since 1988; and Chairman of Marsh & McLennan Real Estate
                               Advisors, Inc., a real estate consulting firm, since 1980.
                               Mr. Kessler is also a director of Bank One Corporation.

  Directors Whose Terms Continue until the 2004 Annual Meeting

JOHN A. GOLDEN                 Mr. Golden is a private investor and a retired partner of
                               The Goldman Sachs Group, L.P. He had been a limited partner of The Goldman Sachs Group, L.P. from 1994 until the
                               initial public offering of The Goldman Sachs Group, Inc. in
                               May 1999. Prior thereto, he was a general partner of The
                               Goldman Sachs Group, L.P. Mr. Golden is the Chairman of the
                               Board of Trustees of Colgate University and a member of the
                               Board of Visitors of Columbia University School of Law.
                               Goldman, Sachs & Co., an affiliate of The Goldman Sachs
                               Group, Inc., has from time to time provided investment
                               banking services to the Company, for which Goldman, Sachs &
                               Co. has received customary compensation.

SETH R. JOHNSON                Mr. Johnson has been Executive Vice President -- Chief
                               Operating Officer of the Company since February 2000. Prior thereto, he had been Vice President -- Chief Financial
                               Officer of the Company since 1992.

KATHRYN D. SULLIVAN, PH.D.     Dr. Sullivan has been President and Chief Executive Officer of COSI, one of the nation's leading hands-on science
                               centers located in Columbus, Ohio, since 1996. From 1992 to
                               1996, she held the post of Chief Scientist, National
                               Oceanic and Atmospheric Administration. From 1978 to 1992,
                               Dr. Sullivan was a NASA Mission Specialist Astronaut and a
                               veteran of three Shuttle missions, with over 500 hours in
                               space. In 1988, Dr. Sullivan joined the Naval Reserve, with a direct commission into the Oceanography program and
                               designation as Naval Astronaut (Specialist). Dr. Sullivan
                               is also a director of American Electric Power Company, Inc.

NOMINATION PROCEDURE

     Stockholders wishing to nominate directors for election must provide timely notice in writing. To be timely, a stockholder's notice must be delivered in person or mailed by United States certified mail to the Secretary of the Company and received not less than 120 days nor more than 150 days before the first anniversary date of the Company's proxy statement in connection with the last annual meeting of stockholders. Each stockholder nomination must contain the following information: (a) the name and address of the nominating stockholder; (b) the name, age, business and residence addresses of the nominee; (c) the principal occupation or employment of the nominee; (d) the number of shares of the Company beneficially owned by the nominating stockholder and the nominee; (e) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations under the SEC's rules; and (f) a description of any arrangement or understanding between the nominating stockholder and the nominee or any other person providing for the nomination. Each nomination must be accompanied by the written consent of the proposed nominee to be named in the proxy statement and to serve if elected. No person may be elected as a director unless he or she has been nominated by a stockholder in the manner just described or by the Company's board of directors.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Company's board of directors held four meetings and took action in writing without a meeting on two occasions during the 2001 fiscal year. All of the incumbent directors attended 75% or more of the total number of meetings of the board and of committees of the board on which they served held during the period they served.

     The board of directors has standing Compensation, Executive, Audit, and Nominating and Board Governance Committees.

     The Compensation Committee, which consists entirely of non-associate directors, is charged with reviewing executive compensation and administering the Company's stock option and performance incentive plans. The members of the Compensation Committee are John W. Kessler (Chair) and Archie M. Griffin. The Compensation Committee held three meetings and took action in writing without a meeting on four occasions during the 2001 fiscal year.

     The Executive Committee may exercise, to the fullest extent permitted by law and not delegated to another committee of the board of directors, all of the powers and authority granted to the board. The Executive Committee may also declare dividends, authorize the issuance of stock and authorize the seal of the Company to be affixed to papers that require it. The members of the Executive Committee are Michael S. Jeffries (Chair), Russell M. Gertmenian and John A. Golden. The Executive Committee did not meet during the 2001 fiscal year.

     The Audit Committee consists entirely of non-associate directors, each of whom qualifies as independent for purposes of the New York Stock Exchange's corporate governance standards. The responsibilities of the Audit Committee are described in the Amended and Restated Charter of the Audit Committee of the Board of Directors of Abercrombie & Fitch Co., included as Annex A to this proxy statement. The members of the Audit Committee are John A. Golden (Chair), Russell M. Gertmenian and Kathryn D. Sullivan, Ph.D. Members of the Audit Committee held 11 meetings and took action in writing without a meeting once during the 2001 fiscal year.

     The Nominating and Board Governance Committee consists of John A. Golden, Russell M. Gertmenian and John W. Kessler. The Nominating and Board Governance Committee makes recommendations to the board of directors regarding the size and composition of the board, establishes procedures for the nomination process and recommends candidates for election to the board of directors. The Nominating and Board Governance Committee also reviews and reports to the board of directors on a periodic basis with regard to matters of board governance. The Nominating and Board Governance Committee will consider nominees recommended by stockholders for the 2003 annual meeting of shareholders provided that the names of such nominees are submitted in writing within the time period described above under

"Nomination Procedure." The Nominating and Board Governance Committee met once during the 2001 fiscal year.

EXECUTIVE OFFICERS

     In addition to Messrs. Jeffries and Johnson, Raymond C. Attanasio, Diane Chang, Wesley S. McDonald and Leslee K. O'Neill also serve as executive officers of the Company. Mr. Attanasio, age 50, has been Senior Vice President, General Merchandise Manager for Abercrombie & Fitch Boys' since December 2001. Prior thereto, Mr. Attansio was Senior Vice President, General Merchandising Manager for Abercrombie & Fitch Men's and Boys' from January 2001 to December 2001, Senior Vice President -- Human Resources of the Company from February 2000 to January 2001, and Vice President -- Human Resources of the Company from August 1998 to February 2000. Mr. Attansio was also Vice President -- General Merchandising Manager -- Men's at J. Crew, Inc. from May 1991 to June 1998. Ms. Chang, age 46, has been Senior Vice President -- Sourcing of the Company since February 2000. Prior thereto, she held the position of Vice
President -- Sourcing of the Company from May 1998 to February 2000, and for six and one-half years prior thereto, was Senior Vice President -- Manufacturing at
J. Crew, Inc. Mr. McDonald, age 39, has been Vice President -- Chief Financial Officer of the Company since June 2000. Prior thereto, he held a variety of positions in finance and distribution at Target Corporation from 1988 to May 2000. His last position at Target Corporation was Director -- Information Systems Finance and Administration. Ms. O'Neill, age 41, has been Senior Vice President -- Planning & Allocation of the Company since February 2000. Prior thereto, she held the position of Vice President -- Planning & Allocation of the Company from February 1994 to February 2000.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table furnishes information regarding the beneficial ownership of shares of Common Stock by each of the directors of the Company, by each of the executive officers named in the Summary Compensation Table and by all current executive officers and directors of the Company as a group, as well as certain other information, as of March 28, 2002.

                                                                      NUMBER OF
                                                                      SHARES OF
                                            DIRECTOR                 COMMON STOCK
NAME, POSITION WITH THE COMPANY           CONTINUOUSLY     TERM      BENEFICIALLY      PERCENT
AND/OR PRINCIPAL OCCUPATION, AGE             SINCE        EXPIRES      OWNED(1)      OF CLASS(2)
--------------------------------          ------------    -------    ------------    -----------
Raymond C. Attanasio....................         *            *          48,826(3)        **
  Senior Vice President, General
  Merchandise Manager for Abercrombie &
  Fitch Boys' of the Company, 50


Diane Chang.............................         *            *          26,506(3)        **
  Senior Vice President -- Sourcing of
  the Company, 46


Russell M. Gertmenian...................      1999         2002          21,500(3)(4)      **
  Director of the Company; Partner of
  Vorys, Sater, Seymour and Pease LLP,
  54


John A. Golden..........................      1998         2004          90,054(3)        **
  Director of the Company; Private
  Investor and Retired Limited Partner
  of The Goldman Sachs Group, L.P., 57

                                                                      NUMBER OF
                                                                      SHARES OF
                                            DIRECTOR                 COMMON STOCK
NAME, POSITION WITH THE COMPANY           CONTINUOUSLY     TERM      BENEFICIALLY      PERCENT
AND/OR PRINCIPAL OCCUPATION, AGE             SINCE        EXPIRES      OWNED(1)      OF CLASS(2)
--------------------------------          ------------    -------    ------------    -----------
Archie M. Griffin.......................      2000         2002           4,500(3)        **
  Director of the Company; Associate
  Director of Athletics at The Ohio
  State University, 47


Michael S. Jeffries.....................      1996         2003       2,579,059(3)(5)     2.5%
  Director and Chairman and Chief
  Executive Officer of the Company, 57


Seth R. Johnson.........................      1998         2004         261,062(3)        **
  Director and Executive Vice
  President -- Chief Operating Officer
  of the Company, 48


John W. Kessler.........................      1998         2003          23,804(3)        **
  Director of the Company; Owner of John
  W. Kessler Company; Chairman of The
  New Albany Company; Chairman of Marsh
  & McLennan Real Estate Advisors, Inc.,
  66


Leslee K. O'Neill.......................         *            *         135,934(3)        **
  Senior Vice President -- Planning &
  Allocation of the Company, 41


Sam N. Shahid, Jr.......................      1998         2002          33,025(3)        **
  Director of the Company; President and
  Creative Director of Shahid & Company,
  Inc., 60


Kathryn D. Sullivan, Ph.D...............      2000         2004           7,200(3)        **
  Director of the Company; President and
  Chief Executive Officer of COSI, 50


All current executive officers and
  directors as a group (12 persons).....         *            *       3,231,562(3)       3.2%

---------------

 * Not applicable.

 ** Less than 1%.

(1) Unless otherwise indicated, each individual has voting and dispositive power over the listed shares of Common Stock and such voting and dispositive power is exercised solely by the named individual or shared with a spouse.

(2) The percent of class is based upon the sum of 99,035,648 shares of Common Stock outstanding on March 28, 2002, and the number of shares, if any, as to which the named individual has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days of March 28, 2002.

(3) Includes the following number of shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days of March 28, 2002: Mr. Attanasio, 40,117; Ms. Chang, 20,801; Mr. Gertmenian, 18,000; Mr.
    Golden, 30,000; Mr. Griffin, 4,500; Mr. Jeffries, 2,335,030; Mr. Johnson, 211,152; Mr. Kessler, 20,000; Ms. O'Neill, 98,091; Mr. Shahid, 30,000; Dr.
    Sullivan, 7,000; and all current executive officers and directors as a group, 2,814,691.

(4) Includes 600 shares held by son.

(5) Includes 800 shares held by son.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows, for the last three fiscal years, the cash compensation and other benefits paid or provided by the Company to each of the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                  LONG TERM COMPENSATION
                                                                 -------------------------
                                                                          AWARDS
                                                                 -------------------------
                                         ANNUAL COMPENSATION                      SHARES
                                       -----------------------    RESTRICTED    UNDERLYING
                              FISCAL                                STOCK        OPTIONS        ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR    SALARY($)   BONUS($)(1)   AWARDS($)(2)   GRANTED(#)   COMPENSATION($)
---------------------------   ------   ---------   -----------   ------------   ----------   ---------------
Michael S. Jeffries.........   2001    $997,115    $  854,400     $  534,000          489       $255,003(3)
  Chairman and                 2000    $968,270    $  309,700     $  288,217      191,809       $286,016
  Chief Executive Officer      1999    $925,962    $1,668,580     $1,096,652(4) 4,661,430(4)    $348,891


Seth R. Johnson.............   2001    $594,231    $  427,200     $  178,000          163       $140,124(3)
  Executive Vice
  President --                 2000    $505,770    $  163,000     $   96,072      221,092       $111,272
  Chief Operating Officer      1999    $392,789    $  421,536     $  365,551(4)   302,742(4)    $106,311


Diane Chang.................   2001    $498,558    $  178,000     $  106,800       30,098       $ 86,790(3)
  Senior Vice President --     2000    $482,596    $   61,940     $   57,643       39,581       $ 83,634
  Sourcing                     1999    $431,635    $  229,210     $  219,322(4)       600(4)    $ 35,499


Raymond C. Attanasio........   2001    $500,000    $  178,000     $  106,800       50,065       $ 87,287(3)
  Senior Vice President,       2000    $388,558    $   69,000     $   38,429       38,055       $ 59,608
  General Merchandise          1999    $337,116    $  179,153     $  146,229(4)    30,400(4)    $  7,061
  Manager for Abercrombie &
  Fitch Boys'(5)


Leslee K. O'Neill...........   2001    $467,789    $  202,920     $  106,800           65       $ 90,796(3)
  Senior Vice President --     2000    $354,808    $   68,460     $   38,429       42,112       $ 71,852
  Planning & Allocation(5)     1999    $292,789    $  263,460     $  146,229(4)   202,142(4)    $ 70,051

---------------

(1) Represents for each fiscal year, the aggregate of the performance-based incentive compensation for the Spring and Fall selling seasons.

(2) Represents for each executive officer, the restricted stock awards for the specified fiscal year under the Company's 1996 Stock Option and Performance Incentive Plan (1998 Restatement) for awards of restricted shares of Common Stock. Information set forth above is based on the closing price of the Common Stock on the date on which the awards were made. The awards of restricted shares of Common Stock and grant date values discussed below reflect the two-for-one stock split distributed on June 15, 1999.

    On February 4, 2002, 21,360, 7,120, 4,272, 4,272 and 4,272 restricted shares of Common Stock were granted to Mr. Jeffries, Mr. Johnson, Ms. Chang, Mr. Attanasio and Ms. O'Neill, respectively, based on business performance for the 2001 fiscal year. The per share value of Common Stock on the date of grant was $25.00. These awards vested 10% on the date of grant, and will vest 20%, 30% and 40% on the first through third anniversaries of the grant date, subject, in each case, to the holder's continued employment with the Company.

    On February 5, 2001, 9,780, 3,260, 1,956, 1,304 and 1,304 restricted shares of Common Stock were granted to Mr. Jeffries, Mr. Johnson, Ms. Chang, Mr. Attanasio and Ms. O'Neill, respectively, based on business performance for the 2000 fiscal year. The per share value of Common Stock on the grant date was $29.47. These awards vested 10% on the grant date and 20% on the first anniversary of the grant date and will vest 30% and 40% on the second and third anniversaries of the grant date, respectively, subject, in each case, to the holder's continued employment with the Company.

    On February 1, 2000, 52,692, 17,564, 10,538, 7,026 and 7,026 restricted shares of Common Stock were granted to Mr. Jeffries, Mr. Johnson, Ms. Chang, Mr. Attanasio and Ms. O'Neill, respectively, based on business performance for the 1999 fiscal year. The per share value of Common Stock on the grant date was $20.8125. These awards vested 10% on the grant date, 20% on the first anniversary of the grant date, and 30% on the second anniversary of the grant date and will vest 40% on the third anniversary of the grant date, subject, in each case, to the holder's continued employment with the Company.

    As of February 2, 2002, the aggregate holdings of restricted shares of Common Stock and the market value of such holdings for the named executive officers were: Mr. Jeffries, 179,879 shares, $4,761,397; Mr. Johnson, 9,960 shares, $263,641; Ms. Chang, 25,975 shares, $687,558; Mr. Attanasio, 3,984 shares, $105,456; and Ms. O'Neill, 3,984 shares, $105,456 (based on the $26.47 fair market value of Common Stock as of Friday, February 1, 2002). The holdings of Mr. Jeffries, Mr. Johnson, Ms. Chang, Mr. Attanasio and Ms. O'Neill do not include the 21,360, 7,120, 4,272, 4,272 and 4,272 restricted shares of Common Stock, respectively, granted on February 4, 2002 as noted in the second paragraph of this footnote since these restricted shares of Common Stock were granted after the end of the 2001 fiscal year.

    Dividends will not be paid or accrue and no voting rights will exist with respect to the restricted shares until they vest.

(3) Represents for each executive officer, the amount of employer matching and supplemental contributions allocated to his or her account under certain of the Company's qualified and non-qualified defined contribution plans during the 2001 calendar year.

(4) Reflects the two-for-one stock split distributed on June 15, 1999.

(5) Mr. Attanasio and Ms. O'Neill became executive officers of the Company on January 27, 2000.

LONG-TERM INCENTIVE PLAN AWARDS

     Other than the restricted stock performance awards disclosed in the Summary Compensation Table, no long-term incentive plan awards were granted in respect of the 2001 fiscal year to the named executive officers.

OPTIONS

     The following table summarizes information concerning options granted to the named executive officers under the Company's 1996 Stock Option and Performance Incentive Plan (1998 Restatement) during the Company's 2001 fiscal year.

                       OPTION GRANTS IN 2001 FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                 PERCENT OF                                  ANNUAL RATES OF STOCK
                                  SHARES       TOTAL OPTIONS                                PRICE APPRECIATION FOR
                                UNDERLYING       GRANTED TO       EXERCISE                     OPTION TERM($)(2)
                                 OPTIONS         ASSOCIATES      PRICE PER     EXPIRATION   -----------------------
            NAME              GRANTED (#)(1)   IN FISCAL YEAR   SHARE ($/SH)      DATE         5%           10%
            ----              --------------   --------------   ------------   ----------   ---------   -----------
Michael S. Jeffries.........          489           0.08%          $29.47       2/5/2011    $  9,063    $   22,967
Seth R. Johnson.............          163           0.03%          $29.47       2/5/2011    $  3,021    $    7,656
Diane Chang.................           98           0.02%          $29.47       2/5/2011    $  1,816    $    4,603
                                   30,000           4.76%          $29.50       3/6/2011    $556,572    $1,410,462
Raymond C. Attanasio........           65           0.01%          $29.47       2/5/2011    $  1,205    $    3,053
                                   50,000           7.94%          $29.50       3/6/2011    $927,620    $2,350,700
Leslee K. O'Neill...........           65           0.01%          $29.47       2/5/2011    $  1,205    $    3,053

---------------

(1) On February 5, 2001, options covering 489, 163, 98, 65 and 65 shares of Common Stock were granted to Mr. Jeffries, Mr. Johnson, Ms. Chang, Mr. Attanasio and Ms. O'Neill, respectively. These options vest 25% on the first through fourth anniversaries of the grant date, subject to continued employment with the Company.

    On March 6, 2001, options covering 30,000 and 50,000 shares of Common Stock were granted to Ms. Chang and Mr. Attanasio, respectively. These options vest 25% on the second through fifth anniversaries of the grant date, subject to continued employment with the Company.

    Each of these options becomes fully exercisable in the event of defined changes of control of the Company or upon the death or total disability of the named executive officer.

(2) The dollar amounts reflected in this table are the result of calculations at the 5% and 10% annual appreciation rates set by the SEC for illustrative purposes, and assume the options are held until their expiration date. Such dollar amounts are not intended to forecast future financial performance or possible future appreciation in the price of the Company's shares of Common Stock. Shareholders are therefore cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that option holders will only realize value from the option grants shown if the price of the Company's Common Stock appreciates.

     The following table summarizes information concerning options exercised during the Company's 2001 fiscal year by each of the named executive officers and the number and value of shares of Common Stock subject to unexercised options held as of the end of the 2001 fiscal year by those individuals.

                AGGREGATED OPTION EXERCISES IN 2001 FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                   NUMBER OF SHARES
                                                                UNDERLYING UNEXERCISED               VALUE OF UNEXERCISED
                             SHARES                                   OPTIONS AT                    IN-THE-MONEY OPTIONS AT
                            ACQUIRED                              FISCAL YEAR-END (#)                 FISCAL YEAR-END ($)
                               ON             VALUE        ---------------------------------   ---------------------------------
          NAME            EXERCISE (#)   REALIZED ($)(1)   EXERCISABLE(2)   UNEXERCISABLE(2)   EXERCISABLE(2)   UNEXERCISABLE(2)
          ----            ------------   ---------------   --------------   ----------------   --------------   ----------------
Michael S. Jeffries.....    191,000        $6,730,390        2,301,992         6,620,736        $25,778,436       $19,190,964
Seth R. Johnson.........     68,250        $1,533,888           88,612           650,385        $   265,567       $ 5,322,922
Diane Chang.............     20,000        $  226,250           12,027           138,252        $    47,713       $   697,357
Raymond C. Attanasio....         --        $        0           28,351           160,169        $    51,849       $   509,335
Leslee K. O'Neill.......     46,060        $  974,131           69,325           325,034        $   212,380       $ 1,285,412

---------------

(1) Calculated on the basis of the number of shares of Common Stock as to which options were exercised, multiplied by the excess of the fair market value of a share of Common Stock on the exercise date over the exercise price of each option exercised.

(2) "Value of Unexercised In-the-Money Options at Fiscal Year-End" is calculated on the basis of the number of shares of Common Stock subject to each option, multiplied by the excess of the fair market value of a share of Common Stock on the last trading day prior to fiscal year-end ($26.47) over the exercise price of such option.

COMPENSATION OF DIRECTORS

     During the 2001 fiscal year, directors who are not associates of the Company ("non-associate directors") received an annual retainer of $25,000 (increased by $3,000 for each committee chair held), plus a fee of $1,000 for each board meeting attended ($400 for a telephonic meeting) and, as committee members, received $600 for each committee meeting attended ($200 for a telephonic meeting). Each action in writing taken by the board or any committee entitled and will entitle each non-associate director to be paid $200. Each non-associate director receives 50% of the annual retainer in the form of shares of Common Stock. Associates and officers who are directors receive no additional compensation for services rendered as directors.

     Under the Company's 1996 Stock Plan for Non-Associate Directors (1998 Restatement), each non-associate director first elected prior to July 16, 1998 was granted, on July 16, 1998, an option to purchase 10,000 shares of Common Stock. Each non-associate director first elected on or after July 16, 1998 and prior to October 26, 2000, was granted, on the date first elected, an option to purchase 10,000 shares of Common Stock. Any non-associate director first elected on or after October 26, 2000 will be granted, on the date first elected, an option to purchase 20,000 shares of Common Stock. On the first business day of each fiscal year, beginning after July 16, 1998 and prior to October 26, 2000, each non-associate director then serving was granted an option to purchase 2,000 shares of Common Stock. On the first business day of each fiscal year beginning after October 26, 2000, each non-associate director then serving was and will be granted an option to purchase 4,000 shares of Common Stock. On November 15, 2001, each non-associate director who had served as such for at least three years was granted an option to purchase 20,000 shares of Common Stock. After November 15, 2001, each non-associate director then serving will be granted an option to purchase 20,000 shares of Common Stock on (a) the first business day immediately following the third anniversary of his or her first election or appointment to the board of directors and (b) the first business day immediately following each subsequent anniversary of his or her first election or appointment which is a multiple of three.

     The exercise price of each option has been and will be equal to the fair market value of the shares of Common Stock on the grant date. Each option granted prior to November 1, 2001 vested and will vest as to 25% of the shares of Common Stock subject thereto on the first through fourth anniversaries of the grant date, subject to continued service as a director. Each option granted on or after November 1, 2001 vested and will vest as to 25% of the shares of Common Stock subject thereto on the grant date and the first through third anniversaries thereof, subject to continued service as a director. The options become fully exercisable in the event of defined changes of control of the Company or upon the death or total disability of a director. The options remain exercisable until the earlier to occur of (a) the tenth anniversary of the grant date, (b) the first anniversary of the date the non-associate director ceases to be a member of the board of directors other than by reason of total disability; or (c) nine months after the non-associate director has been determined to be totally disabled.

     Effective October 1, 1998, the Company established the Abercrombie & Fitch Co. Directors' Deferred Compensation Plan (the "Directors' Plan"). Voluntary participation in the Directors' Plan enables a non-associate director of the Company to defer all or a part of his or her director's fees, including federal income tax thereon. The deferred fees will be credited to a stock account where they will be converted into shares of Common Stock. Distribution of the deferred funds is made in a single lump sum transfer of the whole shares (plus cash representing the value of fractional shares) commencing within 30 days of the earlier of (a) the date specified by a director at the time a deferral election is made or (b) the date the director ceases to serve on the board.

EMPLOYMENT AGREEMENTS AND OTHER TRANSACTIONS WITH CERTAIN EXECUTIVE OFFICERS

     In 1997, the Company entered into individual employment agreements with Mr. Jeffries and Mr. Johnson. Pursuant to these agreements, Mr. Jeffries serves as the Company's Chairman and Chief Executive Officer and Mr. Johnson serves as the Company's Executive Vice President -- Chief Operating Officer. Under Mr. Jeffries' agreement, the Company is obligated to cause Mr. Jeffries to be nominated as a director. The initial term of each agreement is six years, with automatic one-year extensions thereafter unless either party gives written notice to the contrary. Mr. Jeffries' agreement provides for a base salary of $600,000 per year or such larger amount as the Company's Board of Directors may from time to time determine (his base salary for the 2001 fiscal year was $1,000,000). Mr. Johnson's agreement provides for a base salary of $265,000 per year or such larger amount as the Company's Board of Directors may from time to time determine (his base salary for the 2001 fiscal year was $600,000). Mr. Jeffries' agreement also provides for life insurance coverage in the amount of $10 million. Each agreement also provides for incentive compensation performance plan participation as determined by the board. Mr. Jeffries' cash bonus opportunity is to be at least 100% of his base salary upon attainment of target (his cash bonus opportunity was 120% of his base salary for the 2001 fiscal year). Under each agreement, upon the failure of the Company to extend the initial term of the agreement or the termination of the executive's employment either by the Company other than for "cause" (as defined in each agreement) or by the executive for "good reason" (as defined in each agreement), the executive will continue to receive his then current base salary and medical and dental benefits for one year after the termination date. In addition, the Company would continue to pay the premiums on Mr. Jeffries' life insurance policy until May 13, 2005. If the executive's employment is terminated by the Company for cause, by the executive other than for good reason, or by reason of the executive's death, or if the executive gives written notice not to extend the term of the agreement, the Company will pay the executive any base salary and other compensation earned but not yet paid under his employment agreement. In addition, if Mr. Jeffries gives written notice not to extend the term of the agreement, the Company would continue to pay the premiums on his life insurance policy until May 13, 2005. Under the agreements, Mr. Jeffries and Mr. Johnson agree not to compete with the Company or solicit its employees or customers during the employment term and for one year thereafter. Each agreement provides for disability benefits in addition to the benefits available under the Company's disability plans. In the event any "parachute" excise tax is imposed on Mr. Jeffries or Mr. Johnson, he will be entitled to tax reimbursement payments.

     On January 1, 2002, the Company loaned the amount of $4,953,833 to Mr. Jeffries pursuant to the terms of a replacement promissory note which matures on December 31, 2002. If the Company records net sales of at least $1,156,100,000 during the period from February 3, 2002 through November 30, 2002, the outstanding principal under the note will not bear interest. If the Company does not record net sales exceeding that threshold, the outstanding principal under the note will bear interest from January 1, 2002 at the rate of 4.5% per annum. This note constitutes a replacement of, and substitute for, the replacement promissory note dated as of May 18, 2001 in the amount of $4,817,146 and bearing interest at the rate of 4.5% per annum, which has been cancelled. The replacement promissory note dated May 18, 2001 constituted a replacement of, and substitute for, the replacement promissory note dated as of August 28, 2000 in the amount of $4.5 million and bearing interest at the rate of 6.5% per annum. The August 28, 2000 replacement promissory note constituted a replacement of, and substitute for, promissory notes dated March 1, 2000 and May 19, 2000 in the amounts of $1.5 million and $3.0 million, respectively, which were cancelled. The May 19, 2000 note had constituted a replacement of, and substitute for, a promissory note dated November 17, 1999 in the amount of $1.5 million which had been cancelled. As of February 2, 2002, the aggregate amount of principal and interest outstanding under the January 1, 2002 replacement promissory note was $4,953,833. The purpose of the loan (and those which it replaced) was to enable Mr. Jeffries to maintain his ownership position in the Company's shares of Common Stock.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's board of directors reviews and approves the Company's executive compensation philosophy and policies and the application of those policies to the compensation of executive officers. The Company and the Compensation Committee have also retained independent compensation consultants to assist in developing, and periodically assessing the reasonableness of, the Company's executive officer compensation program.

COMPENSATION PHILOSOPHY

     The Company seeks to apply a consistent philosophy to compensation for all leadership associates, including senior executives. The primary goal of the compensation program is to link total executive compensation to performance that enhances stockholder value. Accordingly, total compensation for leadership individuals is structured to provide a lower proportion as fixed compensation and a much higher variable proportion keyed to business and stock performance.

     The Company's philosophy is built on the following basic principles:

  To Pay for Outstanding Performance

     The Company believes in paying for results. Individuals in leadership roles are compensated based on a combination of total company, and individual performance factors. Total company performance is evaluated primarily based on the degree to which financial targets are met. Individual performance is evaluated based on several factors, including continuing to build the Company's brands, attainment of specific merchandise and financial objectives, building and developing a strong leadership team, developing an infrastructure to support future business growth, and controlling expenses. In addition, a significant portion of total compensation is in the form of equity-based award opportunities to directly tie any increased compensation to increased stockholder value.

  To Pay Competitively

     The Company is committed to providing a total compensation program designed to attract the best senior leaders to the business and retain the best, consistently highest performers. To achieve this goal, the Company sets guidelines based on what it believes to be competitive with the compensation paid by other companies that compete with the Company for executive officers and other key employees having the experience and abilities that are necessary to manage the Company's business.

PRINCIPAL COMPENSATION ELEMENTS

     The principal elements of executive compensation at the Company are base salary, short-term performance-based cash incentive compensation and equity-based incentive plans. Decisions for each compensation element of the Company's executive officers generally are made by the Compensation Committee although compensation levels for executive officers other than the Chief Executive Officer are recommended to the Compensation Committee by the Chief Executive Officer, who has substantially greater knowledge of the contributions made by the other executive officers. Subject to the needs of the Company, its policy is to attempt to design all cash incentive and equity-based compensation plans to meet the requirements for deductibility under the Internal Revenue Code of 1986, as amended (the "Code").

  Base Salary

     The Compensation Committee annually reviews and approves the base salary of each executive officer and the Chief Executive Officer. In determining salary adjustments, the Compensation Committee considers the size and responsibility of the individual's position, the Company's overall performance, the individual's overall performance and future potential, and the base salaries paid by competitors to employees in comparable positions. This comparative data may not include the compensation paid by all of the companies that are included in the Standard & Poor's Apparel Retail Composite Index which is used for comparative purposes in the STOCKHOLDER RETURN GRAPH. Individual performance is measured against the following factors: seasonal and annual business goals; business growth and profitability; and the recruitment and development of future leadership talent. These factors are considered subjectively in the aggregate, and none of these factors is accorded a formula weight.

  Performance-Based Cash Incentive Compensation

     The Company has employed a short-term performance-based cash incentive compensation plan for specified key leadership positions that provides for incentive payments for each six-month operating season, based on the extent to which pre-established objective goals are attained.

     The goals under this plan have been based on net income. However, goals also may be based on other objectives and/or criteria, depending on the Company's business strategy. These goals are set at the beginning of each six-month operating season, and are based on an analysis of historical performance and growth expectations for the Company and progress toward achieving the Company's strategic plan.

     Target cash incentive compensation opportunities are established annually for eligible executives stated as a specified percentage of base salary. The amount of performance-based incentive compensation earned by participating executives can range from zero to double their incentive target, based upon the extent to which the pre-established financial goals are met or exceeded.

  Equity-Based Incentive Programs

     The Compensation Committee believes that continued emphasis on equity-based compensation opportunities encourages performance that enhances stockholder value, thereby further linking leadership and stockholder objectives. In 2001, the Compensation Committee awarded equity-based incentive compensation under two programs: an option program and a restricted share program under which restricted shares of Common Stock are granted and earned based on seasonal and annual financial performance. The Compensation Committee believes that restricted share awards, which are earned based on financial performance and the ultimate vesting of which is subject to continued employment, assist the Company in retaining key high performing executives.

     Award opportunities for each eligible participant are based on guidelines which include the individual's responsibility level, competitive practices and the market price of the Company's Common Stock. In determining the award for an executive officer, the Compensation Committee evaluated competitive practices and the executive officer's performance and criticality to the business.

  Options

     During the 2001 fiscal year, options were granted to the named executive officers in the amounts shown in the OPTION GRANTS IN 2001 FISCAL YEAR table. The option program utilizes vesting periods to encourage retention of key executive officers. The options granted to the individuals named in the table vest over varying periods ranging from four to five years beginning on the grant date, subject to continued employment with the Company. The exercise price for each option granted is equal to the fair market value of the underlying Common Stock on the grant date.

  Performance-Based Restricted Shares

     During the 2001 fiscal year, the Compensation Committee continued a program under which executives, including the executive officers named in the Summary Compensation Table, are eligible to receive restricted shares of Common Stock based on the achievement of pre-established financial goals. Executive officers can earn from zero to double their targeted number of restricted shares of Common Stock based upon the extent to which financial goals are met or exceeded. If earned, these restricted shares of Common Stock vest over four years, subject to continued employment.

CEO COMPENSATION

     Mr. Jeffries and the Company entered into an employment agreement in 1997 with an initial term of six years, under which Mr. Jeffries receives a minimum base salary of $600,000 per year plus certain other benefits. The employment agreement also entitles Mr. Jeffries to participate in the performance-based cash incentive compensation plan at a level of at least 100% of base salary upon attainment of the goals.

     The Compensation Committee can increase Mr. Jeffries' base salary and performance-based cash incentive target above the levels established by the employment agreement to reflect the Company's performance.

     In 2001, as in prior years, in reviewing Mr. Jeffries' compensation package, the Compensation Committee considered competitive practices, the extent to which the Company achieved net income and earnings growth objectives and the continued brand growth strategy and execution. These factors were considered subjectively in the aggregate and none of these factors was accorded specific weight.

     As a result, Mr. Jeffries' base salary for the 2001 fiscal year was increased 5.3% from $950,000 to $1,000,000, and his performance-based cash incentive target increased from 100% to 120%. Mr. Jeffries received an option grant covering 489 shares of Common Stock that vests ratably over four years beginning on the first anniversary of the grant date, subject to his continued employment with the Company. Mr. Jeffries was also granted 21,360 restricted shares of Common Stock based on the Company's financial performance for the 2001 fiscal year. These restricted shares of the Common Stock will vest over four years, subject to Mr. Jeffries' continued employment with the Company.

     The Compensation Committee believes that under Mr. Jeffries' leadership, the Company's performance over the past nine years has been exceptional. Specifically, in 2001, despite a difficult sales environment, the Company posted a net sales increase of 10%, a net income increase of 7%, and an earnings per share increase of 6% over the prior year.

     SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF
DIRECTORS:

         John W. Kessler, Chair                   Archie M. Griffin

                            STOCKHOLDER RETURN GRAPH

     The following graph shows the changes, over the five-year period ended February 1, 2002 (the last trading day during the Company's 2001 fiscal year), in the value of $100 invested in shares of Common Stock of the Company, the Standard & Poor's MidCap 400 Composite Stock Price Index (the "S&P MidCap 400 Index") and the Standard & Poor's Apparel Retail Composite Index (the "S&P Apparel Retail Index"). The S&P Apparel Retail Index is being used because the Standard & Poor's Retail Stores Composite Index is no longer being published. The plotted points represent the closing price on the last trading day of the fiscal year indicated.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                         AMONG ABERCROMBIE & FITCH CO.,
                          THE S&P MIDCAP 400 INDEX AND
                          THE S&P APPAREL RETAIL INDEX
                                    [GRAPH]

                                                 ABERCROMBIE & FITCH CO.         S&P MIDCAP 400            S&P APPAREL RETAIL
                                                 -----------------------         --------------            ------------------
2/1/97                                                      100                         100                         100
1/98                                                     226.36                      125.04                      181.59
1/99                                                     558.18                      145.92                       375.8
1/00                                                     323.64                      169.28                      358.37
2/01                                                     434.33                      209.23                      334.53
2/02                                                     385.02                      189.32                      217.96

    *$100 INVESTED ON 1/31/97 IN STOCK OR IN INDEX-INCLUDING REINVESTMENT OF
                                   DIVIDENDS.

                   PROPOSAL TO RE-APPROVE THE MATERIAL TERMS
                         OF THE PERFORMANCE GOALS UNDER
                         THE ABERCROMBIE AND FITCH CO.
                    INCENTIVE COMPENSATION PERFORMANCE PLAN

INTRODUCTION

     At the annual meeting, the Company's stockholders will be requested to consider and act upon a proposal to re-approve the material terms of the performance goals under the Abercrombie & Fitch Co. Incentive Compensation Performance Plan (the "Incentive Plan").

     On March 21, 1997, the board of directors adopted the Incentive Plan, subject to approval by the Company's stockholders who in turn approved the Incentive Plan on May 20, 1997. The purpose of the Incentive Plan is to give the Company a competitive advantage in attracting, retaining and motivating key executives and to provide the Company with the ability to provide incentive compensation that is linked to financial measures, which incentive compensation is not subject to the deduction limitation rules described below.

DESCRIPTION

     The following summary of certain important features of the Incentive Plan and the performance goals thereunder that stockholders are being asked to re-approve, does not purport to be complete and is qualified in its entirety by the terms of the Incentive Plan, a copy of which is attached hereto as Annex B.

     The Incentive Plan is administered by the Compensation Committee. The Compensation Committee selects those key executives of the Company with significant operating and financial responsibility who are likely to be "covered employees" (within the meaning of Section 162(m) of the Code) in respect of the relevant fiscal year, to be eligible to earn seasonal or annual cash incentive compensation payments under the Incentive Plan. During the 2001 fiscal year, 97 individuals participated in the Incentive Plan and 107 individuals have been selected to participate for the 2002 fiscal year. The Company expects a comparable number will be selected for participation in the Incentive Plan in future years.

     Under the Incentive Plan, performance goals are established by the Compensation Committee in respect of each Spring and/or Fall selling season or fiscal year. The performance goals selected by the Compensation Committee are based on any one or more of the following: price of the Company's Common Stock, stockholder return, return on equity, return on investment, return on capital, sales productivity, comparable store sales growth, economic profit, economic value added, net income, operating income, gross margin, sales, free cash flow, earnings per share or market share. These factors will have a minimum performance standard below which, and a maximum performance standard above which, no payments will be made. Any performance goals established may be based on an analysis of historical performance and growth expectations for the Company, financial results of other comparable businesses and progress toward achieving the Company's long-range strategic plan. These performance goals and determination of results are based entirely on financial measures. After performance goals are established, discretion may not be used to modify award results except as permitted under Section 162(m) of the Code.

     Annual incentive compensation targets established for eligible executives range from 10% to 150% of base salary. Executives earn their target incentive compensation if the pre-established performance goals are achieved. The target incentive compensation percentage for each executive is based on the level and functional responsibility of his or her position, size of the business for which the executive is responsible and competitive practices. The amount of incentive compensation paid to executives can range from zero to double their targets, based upon the extent to which performance goals are achieved or exceeded. Except as otherwise permitted by Section 162(m) of the Code, the minimum level at which an executive will earn any incentive payment, and the level at which an executive will earn the maximum incentive payment of double the target, will generally be established by the Compensation Committee prior to the commencement of each bonus period. Actual payouts will be based on either a straight-line or pre-established graded interpolation based on these minimum and maximum levels and actual performance.

     The maximum dollar amount which may be paid in any year under the Incentive Plan to any participant is $3,000,000.

     The board of directors of the Company may amend the Incentive Plan at any time.

REASON FOR STOCKHOLDER APPROVAL

     The Incentive Plan has been designed to take into account certain limits on the ability of a public corporation to claim tax deductions for compensation paid to certain highly compensated executive officers. Code Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and the four other most highly compensated officers of a public corporation. However, "qualified performance-based compensation" is exempt from this limitation. Qualified performance-based compensation is compensation paid based solely upon the achievement of objective performance goals, the material terms of which are approved by the stockholders of the paying corporation. The rules pertaining to
Section 162(m) require stockholder re-approval of the material terms of the performance goals at least once every five years. Inasmuch as the Company's stockholders approved the Incentive Plan in May 1997, the stockholders of the Company are thus now being asked to re-approve the material terms of the performance goals under the Incentive Plan, as described above. The Board of Directors believes that in the absence of an incentive cash compensation plan such as the Incentive Plan, the Company would have difficulty attracting and retaining senior level executives having the experience and abilities necessary to manage the Company's businesses.

BENEFITS UNDER THE INCENTIVE PLAN

     The following table sets forth the aggregate cash incentive compensation payments made under the Incentive Plan for the 2001 fiscal year to the named executive officers and certain other groups. Each of the named executive officers has been granted incentive compensation opportunities for the 2002 fiscal year under the Incentive Plan.

                INCENTIVE COMPENSATION PERFORMANCE PLAN BENEFITS

                                                          DOLLAR VALUE OF PAYMENTS FOR
NAME AND POSITION                                               2001 FISCAL YEAR
-----------------                                         ----------------------------
Michael S. Jeffries, Chairman and Chief Executive
  Officer..............................................            $  854,400
Seth R. Johnson, Executive Vice President -- Chief
  Operating Officer....................................            $  427,200
Diane Chang, Senior Vice President -- Sourcing.........            $  178,000
Raymond C. Attanasio, Senior Vice President, General
  Merchandise Manager for Abercrombie & Fitch Boys'....            $  178,000
Leslee K. O'Neill, Senior Vice President -- Planning &
  Allocation...........................................            $  202,920
All current executive officers as a group..............            $1,914,568
All current directors who are not executive officers as
  a group..............................................                    --
All associates, including all current officers who are
  not executive officers, as a group...................            $1,541,184

REQUIRED VOTE

     Re-approval of the performance goals under the Incentive Plan requires the affirmative vote of a majority of the total voting power represented by the outstanding shares of the Common Stock present or represented at the annual meeting and entitled to vote. Broker non-votes will not be counted as shares entitled to vote and abstentions will have the same effect as votes against the proposal.

     THE BOARD OF DIRECTORS BELIEVES THAT RE-APPROVAL OF THE PERFORMANCE GOALS UNDER THE INCENTIVE PLAN IS IN THE BEST INTERESTS OF ALL STOCKHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE FOR THIS PROPOSAL.

                            AUDIT COMMITTEE MATTERS

     In compliance with the requirements of the New York Stock Exchange's corporate governance standards, the board of directors had adopted the Amended and Restated Charter of the Audit Committee of the Board of Directors of Abercrombie & Fitch Co. which sets forth the requirements for the composition of the Audit Committee, the qualifications of its members, the frequency of meetings (including the need for meetings in executive session) and the responsibilities of the Audit Committee. The Amended and Restated Charter of the Audit Committee is set forth in Annex A to this proxy statement.

     In addition, in accordance with the SEC's regulations, the Audit Committee has issued the following report:

REPORT OF THE AUDIT COMMITTEE FOR THE FISCAL YEAR ENDED FEBRUARY 2, 2002

     Management has the responsibility for the consolidated financial statements and the financial reporting process, including the systems of internal accounting and financial controls. The independent accountants PricewaterhouseCoopers LLP ("PwC") are responsible for performing an audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for expressing an opinion on those consolidated financial statements based on their audit. On behalf of the Company's board of directors, the Audit Committee monitors the Company's financial reporting process and systems of internal controls, the independence and the performance of the independent accountants, and the performance of the accountants performing the internal audit function.

     Management and PwC have represented to the Audit Committee that the Company's consolidated financial statements as of and for the fiscal year ended February 2, 2002, were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with the Company's management and PwC.

     The Audit Committee has discussed with management, PwC, the Company's principal independent accountants, and Deloitte & Touche LLP, the accountants which perform the internal audit function for the Company, the adequacy and effectiveness of the Company's internal accounting and financial controls. In addition, the Audit Committee has discussed and reviewed with PwC all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and, with and without management present, discussed and reviewed the results of PwC's examination of the consolidated financial statements. The Audit Committee has also discussed the results of any internal audit findings with Deloitte & Touche LLP.

     The Audit Committee has received from PwC the written disclosures and a letter describing all relationships between PwC and the Company that might bear on PwC's independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee has discussed with PwC any relationships or services that may impact the objectivity and independence of PwC. The Audit Committee has also considered whether the provision of the services described below under the caption "FEES OF PRINCIPAL INDEPENDENT ACCOUNTANTS -- All Other Fees" is compatible with maintaining the independence of PwC.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board approved) that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2002 to be filed with the SEC.

     SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

John A. Golden, Chair      Russell M. Gertmenian      Kathryn D. Sullivan, Ph.D.

FEES OF PRINCIPAL INDEPENDENT ACCOUNTANTS

  Audit Fees

     The aggregate fees billed for professional services rendered by PwC for the audit of the Company's annual consolidated financial statements for the 2001 fiscal year and the reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the 2001 fiscal year (collectively, the "Audit Services") were $186,000.

  Financial Information Systems Design and Implementation Fees

     PwC rendered no professional services to the Company or its subsidiaries during the 2001 fiscal year in connection with the design and implementation of financial information systems.

  All Other Fees

     The aggregate fees billed for services rendered by PwC, other than Audit Services, for the 2001 fiscal year were $302,875. These fees were primarily for tax services.

                       PRINCIPAL INDEPENDENT ACCOUNTANTS

     As noted above, PwC served as the Company's principal independent accountants during the 2001 fiscal year and in that capacity rendered a report on the Company's consolidated financial statements as of and for the fiscal year ended February 2, 2002. The Audit Committee annually reviews and recommends to the board of directors the selection of the Company's principal independent accountants. No recommendation or selection has yet been made for the current fiscal year.

     Representatives of PwC are expected to be present at the annual meeting. They will be available to respond to appropriate questions and may make a statement if they so desire.

                             STOCKHOLDER PROPOSALS

     Stockholders of the Company seeking to bring business before the 2003 annual meeting of stockholders, or to nominate candidates for election as directors at that annual meeting, must provide timely notice thereof in writing. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company no later than December 20, 2002. The Company's Amended and Restated Bylaws specify certain requirements for a stockholder's notice to be in proper written form. In addition, a stockholder who seeks to have any proposal included in the Company's proxy statement related to the 2003 annual meeting must comply with the requirements of Regulation 14A under the Exchange Act, including Rule 14a-8 thereof. Proposals by stockholders intended to be presented at the 2003 annual meeting should be mailed to Abercrombie & Fitch Co., 6301 Fitch Path, New Albany, Ohio 43054, Attention:
Secretary.

                    HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     The SEC recently implemented new rules regarding the delivery of proxy materials (annual reports, proxy statements, proxy statements combined with a prospectus, or any information statements provided to stockholders) to households. This new method of delivery, often referred to as "householding," would permit the Company to send a single annual report and a single proxy statement to any household at which two or more different stockholders reside if the Company believes such stockholders are members of the same family or otherwise share the same address or in which one stockholder has multiple accounts, in each case if such stockholder(s) have not opted out of the householding process. Each stockholder will continue to receive a separate notice of the meeting and proxy card. The householding procedure reduces the volume of duplicate information you receive and reduces the Company's expenses. The Company plans to institute this procedure for all relevant accounts for the 2003 proxy season. If you agree to householding, you will help reduce printing and mailing costs for the Company. A notice is being sent with this proxy statement to registered stockholders who will be affected by householding.

     Many brokerage firms and other holders of record have instituted householding. If your family has one or more "street name" accounts under which you beneficially own shares of Common Stock of the Company, you may have received householding notification from your broker, bank or other nominee last year or earlier this year. Please contact the holder of record directly if you have questions, require additional copies of the proxy statement or our annual report to stockholders for the 2001 fiscal year, or wish to revoke your decision to household and thereby receive multiple copies. These options are available to you at any time.

                                 OTHER MATTERS

     As of the date of this proxy statement, the board of directors knows of no matter that will be presented for action by the stockholders at the annual meeting other than those discussed in this proxy statement. If any other matter requiring a vote of the stockholders properly comes before the annual meeting, the individuals acting under the proxies solicited by the board of directors will vote and act according to their best judgments in light of the conditions then prevailing.

                                         By Order of the Board of Directors,

                                         /s/ Michael S. Jeffries
                                         Michael S. Jeffries
                                         Chairman and Chief Executive Officer

                                                                         ANNEX A

                          AMENDED AND RESTATED CHARTER
                             OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                           OF ABERCROMBIE & FITCH CO.

     This Amended and Restated Charter (the "Charter") identifies the composition, purpose, authority and responsibilities of the Audit Committee (the "Committee") of the Board of Directors (the "Board").

ORGANIZATION

     The Audit Committee shall be comprised of at least three directors as determined by the Board, each of whom shall be independent of management and the Company and be free from any relationship that, in the opinion of the Board, may interfere with the exercise of his or her independence from management and the Company. All members of the Committee shall be financially literate, or shall become so within a reasonable period of time after his or her appointment to the Committee, and at least one member of the Committee shall have accounting or related financial management expertise.

STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Committee to maintain free and open means of communication (including private executive sessions at least annually) among the directors, the independent accountants, the internal auditors, and the financial management of the Company.

MEETINGS

     The Audit Committee shall hold at least four regular meetings each year preferably the same day as regularly scheduled meetings of the Board, and such additional meetings as may be deemed necessary or appropriate by the Committee chairman. At the discretion of the Board, the chairman of the Committee will report orally to the full Board on matters discussed at the most recent Committee meeting.

RESPONSIBILITIES

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the Audit Committee will:

- Review and recommend to the Board the independent accountants to be selected to audit the financial statements of the Company and its subsidiaries and divisions. The Committee shall have a clear understanding with management and the independent accountants that the independent accountants are ultimately accountable to the Board and the Committee, as representatives of the Company's shareholders.

- Evaluate, together with the Board, the performance of the independent accountants and, where appropriate, recommend to the Board the replacement of the independent accountants.

- Be responsible for ensuring that the independent accountants submit on a periodic basis to the Committee a formal written statement delineating all relationships between the independent accountants and the Company consistent with requirements of Independence Standards Board Standard No. 1.

- Be responsible for actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity or independence of the independent accountants and for recommending that the full Board take appropriate action in response to the independent accountants' report to satisfy itself of the independent accountants' independence.

- Meet with the independent accountants and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized. At the conclusion of the audit, meet (either telephonically or in person) with the independent accountants to discuss the results of the audit. Obtain the required SAS 61 communications from the independent accountants, including independent accountants' comments or recommendations.

- Review with the independent accountants, the Company's internal auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

- Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent accountants.

- Receive prior to each meeting a summary of findings from completed internal audits and a progress report on the proposed internal audit plan with explanations for any deviations from the original plan.

- Meet with management and with the independent accountants, either telephonically or in person, to review the quarterly financial statements and the results of the independent accountants' review.

- Provide sufficient opportunity for the internal auditors and independent accountants to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent accountants' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent accountants received during the course of the audit.

- Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel or other experts for this purpose if, in its judgment, that is appropriate.

ANNUAL REVIEW

- Review and reassess this Charter at least annually for adequacy, and recommend any proposed changes to the Board for approval.

DISCLAIMER

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations.

                                                                         ANNEX B

                            ABERCROMBIE & FITCH CO.
                    INCENTIVE COMPENSATION PERFORMANCE PLAN

     The Abercrombie & Fitch Co. Incentive Compensation Performance Plan (the "Incentive Plan") is intended to satisfy the applicable provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Incentive Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of Abercrombie & Fitch Co. (the "Company"). The Committee shall select those key executives of the Company with significant operating and financial responsibility and who are likely to be "covered employees" (within the meaning of Section 162(m) of the Code) for the relevant fiscal year, to be eligible to earn seasonal or annual cash incentive compensation payments to be paid under the Incentive Plan.

     In respect of each Spring and/or Fall selling season or fiscal year, the Committee may establish performance goals for the Company. The performance goals selected by the Committee shall be based on any one or more of the following: price of the Company's Class A Common Stock, stockholder return, return on equity, return on investment, return on capital, sales productivity, comparable store sales growth, economic profit, economic value added, net income, operating income, gross margin, sales, free cash flow, earnings per share or market share. These factors shall have a minimum performance standard below which, and a maximum performance standard above which, no payments will be made. These performance goals may be based on an analysis of historical performance and growth expectations for the Company, financial results of other comparable businesses and progress toward achieving the Company's long-range strategic plan. These performance goals and determination of results shall be based entirely on financial measures. The Committee may not use any discretion to modify award results except as permitted under Section 162(m) of the Code.

     Annual incentive compensation targets may be established for eligible executives ranging from 10% to 150% of base salary. Executives may earn their target incentive compensation if the pre-established performance goals are achieved. The target incentive compensation percentage for each executive will be based on the level and functional responsibility of his or her position, size of the business for which the executive is responsible and competitive practices. The amount of incentive compensation paid to participating executives may range from zero to double their targets, based upon the extent to which performance goals are achieved or exceeded. Except as otherwise permitted by
Section 162(m) of the Code, the minimum level at which a participating executive will earn any incentive payment, and the level at which an executive will bear the maximum incentive payment of double the target, must be established by the Committee prior to the commencement of each bonus period. Actual payouts must be based on either a straight-line or pre-established graded interpolation based on these minimum and maximum levels and the performance goals.

     The maximum dollar amount to be paid for any year under the Incentive Plan to any participant may not exceed $3,000,000.

                               ABERCROMBIE & FITCH



                     Y O U R  V O T E  I S  I M P O R T A N T !

Casting your vote in one of the three ways described on this instruction card votes all shares of Class A Common Stock of Abercrombie & Fitch Co. that you are entitled to vote.




              PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.
           PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.
--------------------------------------------------------------------------------
ABERCROMBIE & FITCH CO.                           PROXY VOTING INSTRUCTION CARD

WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY AND FOR PROPOSAL NO. 2. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE INDIVIDUALS DESIGNATED TO VOTE THE PROXY ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

1.       Election of Directors
         Nominees:     (01) Russell M. Gertmenian      (02) Archie M. Griffin           (03) Sam N. Shahid, Jr.
           [ ]   FOR all nominees listed           [ ] WITHHOLD AUTHORITY                [ ] EXCEPTIONS
                                                       to vote for all nominees listed

         INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THE
         INDIVIDUAL'S NAME ON THE LINE BELOW:

         -------------------------------------------------------------------------------------------

2.       Re-approval of the material terms of the performance goals under the Abercrombie & Fitch Co. Incentive Compensation
         Performance Plan.

           [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

3.       In their discretion, the individuals designated to vote this proxy are authorized to vote upon such other matters (none known at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment.

                             PLEASE FILL IN, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

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                       V O T E  B Y  T E L E P H O N E
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Have your proxy card available when you call the TOLL-FREE NUMBER 1-800-542-1160 using a Touch-Tone phone. You will be prompted to enter your control number and then can follow the simple prompts that will be presented to you to record your vote.

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                       V O T E  B Y  I N T E R N E T
--------------------------------------------------------------------------------

Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

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                          V O T E  B Y  M A I L
--------------------------------------------------------------------------------

Please mark, sign and date your proxy card and return it in the POSTAGE-PAID ENVELOPE provided or return it to: Stock Transfer Dept. (AF), National City Bank, P.O. Box 92301, Cleveland, OH 44193-0900.


VOTE BY TELEPHONE           VOTE BY INTERNET             VOTE BY MAIL
Call TOLL-FREE using a      Access the WEBSITE and       Return your proxy card
Touch-Tone phone:           cast your vote:              in the POSTAGE-PAID
1-800-542-1160              http://www.votefast.com      envelope provided

                       VOTE 24 HOURS A DAY, 7 DAYS A WEEK!
  YOU CAN TRANSMIT YOUR VOTING INSTRUCTIONS ELECTRONICALLY BY PHONE OR VIA THE
               INTERNET PRIOR TO 11:59 P.M., EASTERN DAYLIGHT TIME
                (LOCAL TIME IN COLUMBUS, OHIO), ON MAY 22, 2002.
  IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT SEND YOUR PROXY BY MAIL.

          YOUR CONTROL NUMBER IS:

                     PROXY MUST BE SIGNED AND DATED BELOW.
           PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.
--------------------------------------------------------------------------------
ABERCROMBIE & FITCH CO.                           PROXY VOTING INSTRUCTION CARD
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 23, 2002.

The undersigned holder(s) of shares of Class A Common Stock of Abercrombie & Fitch Co. (the "Company") hereby constitutes and appoints Michael S. Jeffries and Seth R. Johnson, or either of them, the proxy or proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held on Thursday, May 23, 2002, at the Company's executive offices located at 6301 Fitch Path, New Albany, Ohio 43054, at 10:00 a.m., Eastern Daylight Time, and any adjournment and to vote all of the shares which the undersigned is entitled to vote at such Annual Meeting or at any adjournment.

All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the May 23, 2002 meeting and Annual Report to Stockholders for the fiscal year ended February 2, 2002.

                                        ---------------------------------------
                                        Signature


                                        ---------------------------------------
                                        Signature

                                        Date:                           , 2002
                                             ---------------------------
                                        Please sign exactly as your name appears hereon. When shares are registered in two names, both stockholders should sign. When signing as attorney, executor, administrator, guardian or trustee, please give full title as such. If stockholder is a corporation, please sign in full corporate name by President or other authorized officer. If stockholder is a partnership or other entity, please sign in entity name by authorized person. (Please note any change of address on this proxy.)